UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF

1934

Date of Report (Date of earliest event reported): March 12, 2007

CELSION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-14242	52-1256615
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10220-L Old Columbia Road, Columbia, Maryland 21046-1705

(Address of principal executive offices) (Zip Code)

(410) 290-5390

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is an amendment to a Form 8-K which was filed on March 14, 2007 by Celsion Corporation (the “Initial Report”). The purpose of the amendment is to supplement and clarify the information under Item 5.02 in the Initial Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2007, the Board of Directors of Celsion Corporation (the “Company”) appointed Dr. Augustine Chow as a member of the Board of Directors of the Company. Dr. Chow was appointed a class one director, and the Board of Directors resolved to expand the Board of Directors from six to seven members.

Dr. Chow has served as the Chief Executive Officer of Harmony Asset Limited since 1996, a publicly listed investment company specializing in China and Hong Kong. He also serves as the Chief Executive Officer and Chairman of Pacific Life Science Holdings Limited. From 1990-1998, Dr. Chow was the Chief Executive Officer of Allied Group of Companies based in Hong Kong. Prior to this, Dr. Chow held increasingly senior positions with Brunswick Corporation and Outboard Marine Corporation. Dr. Chow has held numerous directorships of listed and non-listed companies, principally in Hong Kong, China and the United Kingdom. He has also participated and managed over fifty direct investments in China. Dr. Chow holds a M.Sc. from London Business School, a Ph.D. in Transfer of Technology from the University of South Australia, a DBA in Internet Research from Southern Cross University, and an Engineering Doctorate in Commercialization of Radical Innovation from the City University of Hong Kong.

In connection with the appointment of Dr. Chow as a member of the Board of Directors, the Board of Directors approved the grant of a stock option to Dr. Chow, effective March 12, 2007, to purchase 30,000 shares of Common Stock at a per share exercise price equal to the closing price of the Common Stock on The American Stock Exchange on March 12, 2007, which was $4.55 per share. The grant was made under the Company’s 2004 Stock Incentive Plan and pursuant to a Stock Option Grant Agreement. The options will vest on March 12, 2008, provided that Dr. Chow remains in the continuous employ of or affiliation (as a consultant or director) with the Company from the date of grant through March 12, 2008. The options may be exercised on the earlier of March 12, 2010 and six months after the termination of his service as a member of the Board of Directors. The Stock Option Grant Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of the Stock Option Grant Agreement is qualified in its entirety by the actual terms and conditions of that agreement.

On March 14, 2007, the Company issued a press release announcing the addition of Dr. Chow as a member of the Board of Directors. A copy of the release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Stock Option Grant Agreement, dated March 12, 2007

99.2	Press Release, dated March 14, 2007

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Celsion Corporation

Date:	April 13, 2007	By:	/s/ Anthony P. Deasey
Anthony P. Deasey
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Stock Option Grant Agreement, dated March 12, 2007

99.2	Press Release, dated March 14, 2007